Exhibit 99.2

HInnovation, Inc.

(A development stage company)

Consolidated Financial Statements

December 31, 2003 and 2002, and for the Years

then Ended and Cumulative for the Period

from Inception (August 1, 2000) through

December 31, 2003

HInnovation, Inc.

(A development stage company)

Report of Independent Auditors

To the Board of Directors and Stockholders of

HInnovation, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and comprehensive loss and cash flows present fairly, in all material respects, the financial position of HInnovation, Inc. (a development stage company) (the “Company”) at December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended and cumulative for the period from inception (August 1, 2000) through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1, the Company was acquired by Vital Images, Inc. on February 18, 2004.

/s/ PricewaterhouseCoopers LLP

March 31, 2004

HInnovation, Inc.

(A development stage company)

Consolidated Balance Sheets

	December 31,
	2003	2002
Assets
Current assets
Cash and cash equivalents	$1,166	$139,443
Prepaid expenses and other current assets	2,552	2,887
Total current assets	3,718	142,330
Property and equipment, net	46,128	45,666
Total assets	$49,846	$187,996

Liabilities and Stockholders’ Equity
Liabilities
Accounts payable	$89,112	$1,600
Accrued expenses and other current liabilities	172,349	117,765
Deferred revenue	307,499	200,000
Note payable	6,050	42,350
Current portion of related party long-term debt	289,000	—
Total current liabilities	864,010	361,715
Related party long-term debt, less current portion	—	155,000
Total liabilities	864,010	516,715
Stockholders’ equity (deficit)
Series A convertible preferred stock, $0.01 par value, 2,000 and 4,000 shares authorized at December 31, 2003 and 2002, respectively; 2,000 shares issued and outstanding at December 31, 2003 and 2002, aggregate liquidation preference of $500,000	500,000	500,000
Series B convertible preferred stock, $0.01 par value, 600 shares authorized at December 31, 2003; 125 shares issued and outstanding at December 31, 2003, aggregate liquidation preference of $250,000	250,000	—
Common stock, $0.00001 par value, 11,000,000 shares authorized; 6,270,400 and 5,220,400 shares issued and outstanding at December 31, 2003 and 2002, respectively	63	52
Additional paid-in capital	1,649,917	388,968
Deferred stock-based compensation	(246,476)	(59,156)
Deficit accumulated during the development stage	(2,967,668)	(1,158,583)
Total stockholders’ equity (deficit)	(814,164)	(328,719)
Total liabilities and stockholders’ equity (deficit)	$49,846	$187,996

The accompanying notes are an integral part of these consolidated financial statements.

HInnovation, Inc.

(A development stage company)

Consolidated Statements of Operations

	Years Ended December 31,		Cumulative for the Period from Inception (August 1, 2000) through December 31,
	2003	2002	2003
Revenue
License	$15,000	$—	$15,000
Services	7,500	—	7,500
Total revenue	22,500	—	22,500
Cost of revenues	5,015	—	5,015
Gross profit	17,485	—	17,485
Operating expenses
Research and development	1,334,663	312,204	2,088,180
General and administrative	413,855	130,835	750,772
Sales and marketing	72,156	14,029	120,493
Total Operating expenses	1,820,674	457,068	2,959,445
Loss from operations	(1,803,189)	(457,068)	(2,941,960)
Other income	36,655	—	36,655
Interest income	249	432	10,537
Interest expense	(42,800)	(30,012)	(72,900)
Net loss	$(1,809,085)	$(486,648)	$(2,967,668)

The accompanying notes are an integral part of these consolidated financial statements.

HInnovation, Inc.

(A development stage company)

Consolidated Statements of Changes in Stockholders’ Equity (Deficit) and Comprehensive Loss

Cumulative for the Period from Inception (August 1, 2000) through December 31, 2003

	Date							Additional Paid-in Capital	Deferred Stock-Based Compensation	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity (Deficit)

		Series A Preferred Stock		Series B Preferred Stock		Common Stock
		Shares	Amount	Shares	Amount	Shares	Amount

Issuance of common stock to founder in exchange for cash payment of organizational cost	August 1, 2000					3,000,000	$30	$7,480			$7,510
Issuance of convertible Series A preferred stock at $250 per share	August 18, 2000	2,000	$500,000								500,000
Issuance of stock options								200,500	$(200,500)
Compensation expense related to stock options granted to employees									19,601		19,601
Net and comprehensive loss for the period from inception (August 1, 2000) through December 31, 2000										$(168,404)	(168,404)
Balances at December 31, 2000		2,000	500,000			3,000,000	30	207,980	(180,899)	(168,404)	358,707
Issuance of common shares issued in exchange for patent assignment at $.0025 per share	March 1, 2001					1,000,000	10	2,490			2,500
Exercise of stock option	April 12, 2001					1,200,000	12	2,988			3,000
Issuance of common shares at $.25 per share	Various					172,400	2	43,098			43,100
Compensation expense related to stock options granted to nonemployees								3,944			3,944
Issuance of stock options								16,438	(16,438)		—
Compensation expense related to stock options granted to employees									83,795		83,795
Net and comprehensive loss for the year ended December 31, 2001										(503,531)	(503,531)
Balances at December 31, 2001		2,000	500,000			5,372,400	54	276,938	(113,542)	(671,935)	(8,485)
Issuance of common shares in lieu of payroll at $.25 per share	August 1, 2002					48,000		12,000			12,000
Common shares repurchased at $.0025 per share	December 16, 2002					(200,000)	(2)	(498)			(500)
Debt discount on borrowings from stockholders								72,000			72,000
Compensation expense related to stock options granted to nonemployees								11,845			11,845
Issuance of stock options								16,683	(16,683)		—
Compensation expense related to stock options granted to employees									71,069		71,069
Net and comprehensive loss for the year ended December 31, 2002										(486,648)	(486,648)
Balances at December 31, 2002		2,000	500,000			5,220,400	52	388,968	(59,156)	(1,158,583)	(328,719)
Common shares issued upon exercise of stock option	January 2, 2003					750,000	8	1,867			1,875
Issuance of convertible Series B preferred stock at $2,000 per share	August 7, 2003			125	$250,000						250,000
Issuance of common shares issued in exchange for patent assignment at $1.29 per share	September 23, 2003					100,000	1	128,999			129,000
Debt discount on borrowings from stockholders								4,000			4,000
Compensation expense related to stock options granted to nonemployees								175,736			175,736
Issuance of stock options								714,349	(714,349)		—
Compensation expense related to stock options granted to employees									527,029		527,029
Issuance of common shares in lieu of payroll at $1.18 per share	December 31, 2003					200,000	2	235,998			236,000
Net and comprehensive loss for the year ended December 31, 2003										(1,809,085)	(1,809,085)
Balances at December 31, 2003		2,000	$500,000	125	$250,000	6,270,400	$1,649,917	$63	$(246,476)	$(2,967,668)	$(814,164)

The accompanying notes are an integral part of these financial statements.

HInnovation, Inc.

(A development stage company)

Consolidated Statements of Cash Flows

	Years Ended December 31,		Cumulative for the Period form Inception (August 1, 2000) through December 31,
	2003	2002	2003
Cash flows from operating activities
Net loss	$(1,809,085)	$(486,648)	$(2,967,668)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	16,674	11,942	38,673
Amortization of debt discount	38,000	27,000	65,000
Common stock issued for patent right assignment	129,000	—	129,000
Stock-based compensation nonemployee	175,736	11,845	191,525
Stock-based compensation employee	527,029	71,069	701,494
Common stock issued to founder in lieu of legal organization costs	—	—	7,510
Common stock issued for patent right assignment	—	—	2,500
Common stock issued in lieu of payroll expense	236,000	12,000	248,000
Changes in operating assets and liabilities
Prepaid expenses and other current assets	335	(2,295)	(2,552)
Accounts payable	87,512	(20,200)	89,112
Accrued expenses	54,584	114,622	172,349
Deferred revenue	107,499	200,000	307,499
Net cash used in operating activities	(436,716)	(60,665)	(1,017,558)

Cash flows from investing activities
Purchase of property and equipment	(17,136)	(26,102)	(84,801)
Net cash used in investing activities	(17,136)	(26,102)	(84,801)

Cash flows from financing activities
Repayment of notes payable	(36,300)	—	(36,300)
Borrowing from short-term loan agreement	—	42,350	42,350
Borrowing from related party loans	100,000	—	100,000
Borrowing under related party convertible notes	—	100,000	200,000
Proceeds from sale of Series B convertible preferred stock	250,000	—	250,000
Proceeds from sale of Series A convertible preferred stock	—	—	500,000
Stock options exercised	1,875	—	4,875
Proceeds from sale of common stock to employees	—	—	43,100
Stock repurchase	—	(500)	(500)
Net cash provided by financing activities	315,575	141,850	1,103,525
(Decrease) increase in cash and cash equivalents	(138,277)	55,083	1,166
Cash and cash equivalents
Beginning of period	139,443	84,360	—
End of period	$1,166	$139,443	$1,166

Cash paid for interest	$4,618	$3,012	$7,718

Supplemental disclosure on noncash investing and financing activities
Debt discount recorded on borrowings from related parties	4,000	72,000	76,000

The accompanying notes are an integral part of these financial statements.

HInnovation, Inc.

(A development stage company)

Notes to Consolidated Financial Statements

1.              Business Organization

Description of Business

HInnovation, Inc. (the “Company”) is a development stage company, incorporated under the laws of the State of Delaware that was incorporated on August 1, 2000. The Company is developing software solutions that allow physicians to use low-end PCs or notebook computers to access 2D, 3D and 4D medical applications securely over the Internet. Since inception (August 1, 2000), the Company has devoted substantially all of its efforts to the development and commercialization of technology and will incur additional losses and negative cash flows as it continues to develop the technology.

At February 18, 2004, the Company was acquired by Vital Images, Inc., a publicly-traded software company. Without the acquisition, the Report of Independent Auditors would have included an emphasis of a matter paragraph, in accordance with Statement of Auditing Standards (“SAS 58”), Reporting on Audited Financial Statements, relating to HInnovation, Inc.’s need to raise additional financing to support 2004’s operations. This matter has been resolved with the acquisition by Vital Images, Inc.

2.              Summary of Significant Accounting Policies

Consolidation Principles

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary in China. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less that are readily convertible into cash and are not subject to significant risk from fluctuations in interest rates. Cash equivalents consist of money market funds.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are determined using the straight-line method over the estimated useful lives (two to five years) of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the leasehold improvements’ lives or the underlying lease term. Maintenance and repairs are charged to expense as incurred.

Patents

The Company actively pursues patent protection in the United States and certain foreign  jurisdictions. The legal fees and other costs associated with obtaining patents are expensed as incurred.

Long-Lived Assets

The recoverability of long-lived assets is assessed periodically or whenever adverse events or changes in circumstances or business climate indicate that the expected cash flows previously anticipated warrant a reassessment. When such reassessments indicate the potential of impairment, all business factors are considered and, if the carrying value of such assets is not likely to be recovered from future undiscounted operating cash flows, the assets will be written down to their fair value for financial reporting purposes.

Revenue Recognition

The Company recognizes revenue in accordance with AICPA Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended by SOP 98-4 and SOP 98-9, as well as Technical Practice Aids issued from time to time by the American Institute of Certified Public Accountants and Staff Accounting Bulletin (“SAB”) No. 104. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, the product has been shipped or the services have been provided to the customer, the sales price is fixed or determinable and collectibility is probable.

The Company evaluates the credit worthiness of all customers. In circumstances where the Company does not have experience selling to a customer and lacks adequate credit information to conclude collection is probable, revenue is deferred until the arrangement fees are collected and all other revenue recognition criteria in the arrangement have been met.

In addition to the aforementioned general policy, the following are the specific revenue recognition policies for services and multiple-element arrangements.

Software and Hardware

Revenue from license fees and hardware is recognized when shipment of the product has occurred, no significant Company obligations with regard to implementation remain and the Company’s services are not considered essential to the functionality of other elements of the arrangement.

Services

Revenue from maintenance and support arrangements is deferred and recognized ratably over the term of the maintenance and support arrangements.

Revenue from training and installation services is recognized as the services are provided to customers.

Revenue from engineering services, where the Company is performing significant customization or modification of software, is recognized using contract accounting on a percentage-of-completion basis. The Company records revenue by reference to actual hours incurred to date and the estimated hours remaining to complete the services.

Research and Development Costs

Costs related to research, design and development of products are charged to research and development expense as incurred. Software development costs are capitalized beginning when a product’s technological feasibility has been established and ending when a product is available for general release to customers. The Company uses the working model approach to determine technological feasibility. Generally, the Company’s products are released soon after technological feasibility has been established. As a result, the Company has not capitalized any software development costs, since such costs have not been significant.

Stock-Based Compensation

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, the Company has elected to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for stock options granted to employees is measured as the excess, if any, of the fair value of the Company’s stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company accounts for stock-based compensation to nonemployees using the fair value method prescribed by SFAS No. 123. Compensation cost for stock options granted to nonemployees is measured based on the fair value of the option at the date of grant with the unvested portion revalued at each reporting period date. Compensation costs are amortized to operations over the underlying option vesting terms.

The Company has implemented the disclosure provisions of SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure. The following table presents the pro forma effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

	Years Ended December 31,		Cumulative for the Period from Inception (August 1, 2000) through December 31,
	2003	2002	2003
Net loss, as reported	$(1,809,085)	$(486,648)	$(2,967,668)
Add: Stock-based employee compensation expense included in reported net loss	527,029	71,069	701,494
Deduct: Total stock-based compensation expense determined under fair value based method for all employee rewards	(527,835)	(71,694)	(703,867)
Pro forma net loss	$(1,809,891)	$(487,273)	$(2,970,041)

See Note 7 for information regarding the Company’s stock option plan.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. The asset and liability approach of SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes using enacted tax rates in effect for the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents.  The Company places its cash and cash equivalents primarily in checking and money market accounts with one financial institution that management considers creditworthy.  However, most of these accounts are not insured by the Federal Deposit Insurance Corporation.

Comprehensive Income (Loss)

SFAS No. 130, Reporting Comprehensive Income, requires that a full set of general purpose consolidated financial statements include the reporting of comprehensive income (loss).  For the years ended December 31, 2003 and 2002, the Company’s comprehensive income (loss) was comprised solely of net income (loss).

Recent Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.  SFAS No. 150 requires that an issuer classify certain financial instruments within its scope as a liability (or an asset in some circumstances).  Effective July 1, 2003, the Company adopted SFAS No. 150.  Adoption of this interpretation is not expected to impact the Company’s financial position or results of operations.

In May 2003, Emerging Issues Task Force (“EITF”) No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables, was finalized.  This issue addresses certain aspects of accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities.  The guidance in EITF No. 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003.  In December 2003, the Securities and Exchange Commission issued SAB No. 104, Revenue Recognition, which codifies and rescinds certain sections of SAB No. 101, Revenue Recognition, in order to make this interpretive guidance consistent with EITF No. 00-21. Adoption of this interpretation did not have an impact on the Company’s financial position or results of operations.

3.              Selected Balance Sheet Information

The following presents property and equipment, net at December 31:

	2003	2002

Computer equipment and software	$84,801	$67,665
Less: Accumulated depreciation	38,673	21,999
	$46,128	$45,666

The following presents accrued expenses at December 31:

	2003	2002

Employee compensation and benefits	$70,452	$73,882
Escrow deposit	50,000	—
Employee expenses	31,453	26,000
Customer deposit	15,175	—
Other	5,269	17,883
	$172,349	$117,765

4.              Lease Commitment

The Company leases its offices under operating lease agreements which expire at various dates through April 2006.  Rent expense was $10,229 and $9,246 for the years ended December 31, 2003 and 2002, respectively, and $27,180 cumulative for the period from inception (August 1, 2000) through December 31, 2003.

Future minimum rental payments under this operating lease are as follows:

Year Ending December 31
2004	$23,966
2005	27,442
2006	6,860
$58,268

5.              Related Party Long-Term Debt and Financing Arrangements

In April 2002, the Company amended and increased borrowings on a $100,000 note.  As a result of the amendment, the Company issued a $200,000 convertible promissory note to a stockholder of the Company.  The note accrues interest at a rate of 1% per annum.  The fair value of this convertible promissory note assuming an interest rate of 25% per annum was determined to be $128,000 and as such a debt discount of $72,000 was recorded to state the debt at fair value.  This debt discount is being amortized to interest expense using the effective interest method and the unamortized balance was $9,000 and $45,000 at December 31, 2003 and 2002, respectively.  Interest is due and payable on April 11 of each year.  The principal amount is due and payable on April 11, 2004, and the right to convert expires on this date.  The principal amount may be converted at any time into shares of the Company’s common stock at a price equal to $0.50 per share.  The loan shall automatically convert into common stock (i) immediately prior to the  closing of an underwritten initial public offering pursuant to a registration statement under the Securities Act of 1933 with proceeds to the Company equal to $0.50 per share, (ii) immediately prior to the closing of a sale of the Company with proceeds equal to at least $0.50 per share. On January 8, 2004, this note was converted into 400,000 shares of common stock.

In August 2002, the Company entered in to a short-term loan agreement with a third party. The loan agreement bears no interest and is due on demand.  The outstanding balance was $6,050 and $42,350 at December 31, 2003 and 2002, respectively.

In April 2003, the Company entered into a line of credit agreement with a bank.  The agreement provides for financing up to $50,000.  There were no borrowings under this agreement as of December 31, 2003; however, peak borrowings during 2003 were $26,000.  This agreement is due upon demand and had an interest rate of 6.5% at December 31, 2003.  This agreement is guaranteed by a stockholder of the Company.

In December 2003, the Company obtained $100,000 in financing from the issuance of promissory note to a stockholder of the Company.  The fair value of the promissory note to an employee assuming an interest rate of 25% per annum was determined to be $96,000 and as such a debt discount of $4,000 was recorded to state the debt at fair value.  This debt discount is being amortized to interest expense using the effective interest method and the unamortized balance was $2,000 at December 31, 2003.  The promissory note bears no interest and is due and payable on January 24, 2004.

6.              Stockholders’ Equity (Deficit)

In October 2001, the Company’s Board of Directors and stockholders authorized a 1,000-for-1 stock split of its common stock.  The stock split has been retroactively reflected in the accompanying consolidated financial statements.

Capital Stock

At December 31, 2003, the Company had authorized 11,000,000 shares of common stock, 1,400 shares are undesignated preferred stock, 2,000 shares have been designated Series A convertible preferred stock (“Series A”) and 600 shares have been designated Series B convertible preferred stock (“Series B”).

Conversion

All undesignated, Series A and Series B shares (“Preferred Shares”) shall be automatically converted into common stock on a 1-for-1,000 basis (subject to certain anti-dilutive adjustments of the conversion price, as defined) upon (i) the written consent of the holders of a majority of the outstanding Preferred Shares, or (ii) the closing of a public offering of the Company’s common stock of at least $5 per share with gross proceeds of at least $10,000,000.  The Preferred Shares also are convertible into common stock on a 1-for-1,000 basis (subject to certain anti-dilutive adjustments of the conversion price, as defined) at the option of the holder.  The Company has reserved 4,000,000 shares of unissued common stock for the purpose of effecting the conversion of the shares of the Preferred Shares.

Voting Rights

The holders of Preferred Shares are entitled to a number of votes equal to the number of shares of common stock into which such shares of Preferred Shares are convertible.

Dividends

The holders of Preferred Shares shall be entitled to receive noncumulative dividends in preference to any dividend on the common stock.  The dividend rate for Series A and Series B is $25 per share. Dividends shall be payable on the Preferred Shares from funds legally available for declaration of dividends, only if and when declared by the Company’s Board of Directors. No such dividends have been declared during the period from inception (August 1, 2000) through December 31,2003.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including a merger, acquisition or reorganization, where the beneficial owners of the Company’s common stock and convertible preferred stock do not own a majority of the outstanding shares of the surviving, purchasing or newly resulting corporation, or where a sale occurs of all or substantially all of the assets of the Company, Series A and Series B stockholders are entitled to a per share distribution in preference to common stockholders equal to the original issue price per share of $250 and $2,000, respectively, plus any declared but unpaid dividends.  After this distribution, the remaining assets, if any, shall be distributed pro rata among the holders of the common stock.  In the event that funds are insufficient to make a complete liquidation distribution to holders of Preferred Shares, the holders shall share ratably in proportion to the applicable liquidation amount each holder is otherwise entitled to receive.

7.              Stock Options

In June 2001, the Company’s Board of Directors, which includes the majority of voting stockholders, authorized the adoption of the 2001 Stock Incentive Award Plan (the “2001 Plan”).  Under the 2001 Plan, options to purchase up to 3,000,000 shares of common stock may be granted to directors, officers and employees of and advisors to the Company at exercise prices not less than 100% of the fair value (as determined by the Board of Directors) of the Company’s common stock on the date of grant for incentive stock options.  These options have exercise prices and vesting terms established by the Board of Directors at the time of each grant.  Vesting terms of outstanding options range from one to four years.  In no event are the options exercisable more than ten years after the date of grant for incentive stock options.

The following is a summary of stock option activity:

Stock Options	Shares Available for Grant	Options Outstanding	Weighted Average Exercise Price Per Share
August 1, 2000 (inception)	—	—	—
Shares reserved and options authorized	3,000,000	—	—
Options granted	(1,300,000)	1,300,000	$0.0025
Balances at December 31, 2000	1,700,000	1,300,000
Shares exercised	—	(1,200,000)	$0.0025
Options granted	(85,000)	85,000	$0.0025
Balances at December 31, 2001	1,615,000	185,000
Options granted	(25,000)	25,000	$0.0025
Options cancelled	50,000	(50,000)	$0.0025
Balances at December 31, 2002	1,640,000	160,000
Shares exercised	—	(750,000)	$0.0025
Options granted	(1,190,000)	1,190,000	$0.0025
Balances at December 31, 2003	450,000	600,000

The following summarizes information about stock options outstanding at December 31, 2003:

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.0025	600,000	9.2	$0.0025	308,438	$0.0025
	600,000			308,438

Options exercisable at December 31, 2003 and 2002, were 308,438 and 120,417, respectively. Stock options outstanding at December 31, 2003 and 2002, include 380,000 and 35,000 options that were granted to nonemployees, respectively. Total compensation expense relating to option grants measured using the intrinsic value method for grants to employees, as prescribed by APB No. 25, was $527,029 and $71,069 for the years ended December 31, 2003 and 2002, respectively, and $701,504  for the period from inception (August 1, 2000)  to December 31, 2003.

The weighted average fair values of employee options on the date of grant were $0.85 and $0.67 per option during 2003 and 2002, respectively. All stock option grants have an exercise price below fair value.

Stock Options Issued to Nonemployees

In October 2001, the Company granted options to nonemployee consultants to purchase 35,000 shares of common stock at $0.0025 per share to a nonemployee in exchange for services. These options vested ratably over a 24-month period beginning on the grant date. During 2003, the Company granted options to purchase 345,000 shares of common stock at $0.0025 per share to nonemployees in exchange for services. Certain of these options vested at 8,000 per month for two months and 4,000 for the third month. The remaining options vest ratably over a 24-month period beginning on the grant date. The company is accounting for these options in accordance with EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. The Company records compensation expense related to these arrangements based upon the fair values of the options during the period the consultants provide services. Stock-based compensation expense related to these options issued to nonemployees recognized was $175,726 and $11,845 during the years ended December 31, 2003 and 2002, respectively, and $191,525 for the period from inception (August 1, 2000) to December 31, 2003.

For purposes of determining fair values using the minimum value method for employee grants and the fair value method for nonemployee grants as prescribed by SFAS No. 123, the Company used the Black-Scholes option pricing model with the following weighted average assumptions during 2003 and 2002:

	2003	2002

Expected option term - employee	10 years	10 years
Option term - nonemployee	10 years	10 years
Expected volatility factor - employee	0%	0%
Expected volatility factor - nonemployee	77%	77%
Expected dividend yield	0%	0%
Risk free interest rate - employee	4.73%	5.29%
Risk free interest rate - nonemployee	4.01%	4.60%

8.              Income Taxes

At December 31, 2003 and 2002, the Company has generated net operating loss carryforwards of approximately $1,207,000 and $507,000, respectively, that may be offset against future taxable income through 2023.

The primary components of the Company’s deferred tax assets at December 31 are as follows:

	2003	2002

Deferred tax assets
Net operating loss carryforwards	$497,000	$189,000
Deferred revenue	115,000	75,000
General business credits	50,000	34,000
Depreciation/amortization	53,000	56,000
Total deferred tax assets	715,000	354,000
Valuation allowance	(715,000)	(354,000)
Net deferred taxes	$—	$—

The Company has recognized a valuation allowance for the entire tax benefit associated with the carryforwards and other deferred tax assets at December 31, 2002 and 2001, as their utilization is not considered more likely than not based on the weight of available information.

Under the Internal Revenue Code Section 382, the acquisition of the Company described in Note 9 limited the utilization of net operating loss carryforwards to approximately $500,000 per year.

9.              Subsequent Event

On February 18, 2004, the Company was acquired by Vital Images, Inc (“Vital Images”) in accordance with the terms and conditions of an Acquisition Agreement and Plan of Reorganization (the “Acquisition Agreement”) dated as of January 8, 2004.

The acquisition consideration included 376,262 newly-issued shares of common stock of Vital Images and $6,000,000 in cash. Terms of the Acquisition Agreement provide for the payment of up to $6,000,000 of additional consideration contingent upon achievement of certain operating milestones.